EXHIBIT 99

ALBERTO-CULVER COMPANY

UNAUDITED CONDENSED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma financial information relates to the disposition by Alberto-Culver Company (the “Company”), through its wholly owned subsidiary Alberto Culver Aktiebolag (“ACAB”) of all of the issued and outstanding shares (the “Shares”) of Cederroth International AB (“CIAB”) to Cederroth Intressenter AB (“Purchaser”), a company owned by two funds controlled by CapMan. CIAB, through its wholly-owned subsidiaries, owns the Cederroth business (“Cederroth”), an operating business segment of the Company. CapMan is an asset manager operating in the Nordic countries. Purchaser was organized by CapMan for the purpose of acquiring the Shares.

The unaudited condensed pro forma consolidated balance sheet of the Company reflects the unaudited condensed consolidated historical balance sheet as of March 31, 2008 as if the transaction had occurred on that date. The unaudited condensed pro forma consolidated statements of earnings of the Company reflect the operations of the Company for the six months ended March 31, 2008 and the year ended September 30, 2007 as if the transaction had occurred on October 1, 2006. Certain reclassifications have been made to the historical presentation of the Company to conform to the presentation used in the unaudited condensed pro forma consolidated financial statements.

The pro forma adjustments are based upon available information and assumptions that the Company’s management believes are reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates and may not prove to be accurate.

The unaudited condensed pro forma consolidated statements of earnings presented below do not reflect any gain from the disposition, including the effect of the foreign currency translation gain which will be realized in connection with the sale, or any one-time charges or changes in certain costs expected to result from the transaction. These items have been excluded from the unaudited condensed pro forma consolidated statements of earnings in accordance with Regulation S-X. The estimated pre-tax, one-time charges that have been excluded from the unaudited condensed pro forma consolidated statement of earnings for the year ended September 30, 2007 include transaction expenses of $8.5 million.

The unaudited condensed pro forma consolidated balance sheet presented below excludes the effects of the deal continent Euro forward contract entered into by the Company in connection with the transaction. For pro forma purposes, the proceeds from the sale of Cederroth are estimated using the March 31, 2008 spot rate for the Euro to U.S. dollar translation. The actual amount received at the July 31, 2008 closing from the deal contingent Euro forward contract was $8.3 million less than the amount included in the pro forma balance sheet based on the March 31, 2008 spot rate.

The unaudited condensed pro forma consolidated financial statements are for illustrative purposes only and do not reflect what the Company’s consolidated financial position or results of operations would have been had the transaction occurred on the dates indicated and are not indicative of the Company’s future financial position and future results of operations.

The unaudited condensed pro forma consolidated financial statements should be read in conjunction with the accompanying notes, as well as the audited consolidated financial statements and notes thereto included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and the unaudited consolidated financial statements and notes thereto included in the Quarterly Report on Form 10-Q for the six-month period ended March 31, 2008.

ALBERTO-CULVER COMPANY

UNAUDITED CONDENSED PRO FORMA

CONSOLIDATED BALANCE SHEET

As of March 31, 2008

(In thousands)

	Historical Alberto- Culver	Historical Cederroth (1)	Sub-Total	Pro Forma Adjustments		Pro Forma Alberto- Culver
Assets
Current assets:
Cash and cash equivalents	$378,872	(30,129)	348,743	270,583	(2)	619,326
Receivables, net	260,715	(45,582)	215,133	—		215,133
Inventories	202,466	(44,226)	158,240	—		158,240
Other current assets	42,516	(3,157)	39,359	—		39,359

Total current assets	884,569	(123,094)	761,475	270,583		1,032,058
Property and equipment, net	236,797	(28,435)	208,362	—		208,362
Goodwill	224,243	(66,490)	157,753	—		157,753
Trade names	115,401	(40,630)	74,771	—		74,771
Long-term investments	74,333	—	74,333	—		74,333
Other assets	69,967	(497)	69,470	—		69,470

Total assets	$1,605,310	(259,146)	1,346,164	270,583		1,616,747

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$120,916	(691)	120,225	—		120,225
Accounts payable	145,883	(23,058)	122,825	—		122,825
Accrued expenses and income taxes	140,485	(15,373)	125,112	10,151	(3)	135,263
Due from Cederroth	—	(15,672)	(15,672)	15,672	(4)	—

Total current liabilities	407,284	(54,794)	352,490	25,823		378,313
Long-term debt	2,709	(1,929)	780	—		780
Income taxes	27,176	(14,495)	12,681	—		12,681
Other liabilities	68,273	(19,532)	48,741	—		48,741

Total liabilities	505,442	(90,750)	414,692	25,823		440,515
Stock options subject to redemption	8,596	(302)	8,294	—		8,294
Total stockholders’ equity	1,091,272	(168,094)	923,178	244,760	(5)	1,167,938

Total liabilities and stockholders’ equity	$1,605,310	(259,146)	1,346,164	270,583		1,616,747

Notes to Unaudited Condensed Pro Forma Consolidated Balance Sheet as of March 31, 2008

(1)	Represents the removal of historical Cederroth from the historical financial statements of the Company.

(2)	Represents the following pro forma adjustments to the Company’s cash in accordance with the Share Sale and Purchase Agreement (in thousands):

Estimated proceeds from the sale of Cederroth in accordance with the terms of the Agreement, using the March 31, 2008 spot rate of 1.58 to convert the Preliminary Purchase Price of 159.5 million Euros to U.S. dollars.	$252,054
Payoff of an intercompany loan by Cederroth to a wholly-owned subsidiary of the Company prior to the closing of the transaction (converted to U.S. dollars using the March 31, 2008 spot rate)	14,810
Estimated payment from Cederroth to ACAB to adjust its cash balance to the amount that will remain with Cederroth after the closing of the transaction (25 million SEK), in accordance with the terms of the Agreement (converted to U.S. dollars using the March 31, 2008 spot rate)	11,111
Payment of estimated transaction expenses	(7,392)

$270,583

(3)	Primarily represents the income tax liability for the portion of the gain on the sale of Cederroth that is expected to be taxable in the U.S.

(4)	Represents the settlement or elimination of the net intercompany receivable from Cederroth, including a $14.8 million intercompany loan owed to a wholly-owned subsidiary of the Company.

(5)	Represents the following pro forma adjustments that adjust the Company’s stockholders’ equity in accordance with the terms of the Agreement (in thousands):

Increase in the Company’s equity for the estimated proceeds from the sale of Cederroth	$252,054
Other impacts on the Company’s equity, including the settlement of intercompany amounts and cash true-up adjustments, the income tax liability related to the sale and the payment of transaction expenses	(7,294)

$244,760

ALBERTO-CULVER COMPANY

UNAUDITED CONDENSED PRO FORMA

CONSOLIDATED STATEMENT OF EARNINGS

for the Six Months Ended March 31, 2008

(In thousands, except per share data)

	Historical Alberto- Culver	Historical Cederroth (1)	Sub-Total	Pro Forma Adjustments		Pro Forma Alberto- Culver
Net sales	$813,458	(120,902)	692,556			692,556
Cost of products sold	382,297	(62,583)	319,714			319,714

Gross profit	431,161	(58,319)	372,842	—		372,842
Advertising, marketing, selling and administrative expenses	345,433	(58,425)	287,008	1,281	(2)	288,289
Restructuring and other	6,859	—	6,859	—		6,859

Operating earnings	78,869	106	78,975	(1,281)		77,694
Interest income, net of interest expense	(5,380)	364	(5,016)	—		(5,016)

Earnings from continuing operations before provision for income taxes	84,249	(258)	83,991	(1,281)		82,710
Provision for income taxes	26,364	615	26,979	(448	)(3)	26,531

Earnings from continuing operations	$57,885	(873)	57,012	(833)		56,179

Basic earnings per share from continuing operations	$0.59	NA	0.58	NA		0.57

Diluted earnings per share from continuing operations	$0.57	NA	0.56	NA		0.55

Weighted average shares outstanding:
Basic	98,840	NA	98,840	NA		98,840

Diluted	101,316	NA	101,316	NA		101,316

Notes to Unaudited Condensed Pro Forma Consolidated Statement of Earnings for the Six Months Ended March 31, 2008

(1)	Represents the removal of historical Cederroth from the historical financial statements of the Company. The advertising, marketing, selling and administrative expense amount includes $1.9 million of actual transaction-related expenses incurred during the period.

(2)	Represents a pro forma adjustment to add back corporate expenses which were allocated to Cederroth in the historical financial statements. These corporate expenses will not be automatically eliminated as a result of the transaction.

(3)	Represents the income tax effect of the preceding pro forma adjustment using an estimated average statutory rate of 35%.

ALBERTO-CULVER COMPANY

UNAUDITED CONDENSED PRO FORMA

CONSOLIDATED STATEMENT OF EARNINGS

for the Year Ended September 30, 2007

(In thousands, except per share data)

	Historical Alberto- Culver	Historical Cederroth (1)	Sub-Total	Pro Forma Adjustments		Pro Forma Alberto- Culver
Net sales	$1,541,581	(226,132)	1,315,449			1,315,449
Cost of products sold	739,124	(114,188)	624,936			624,936

Gross profit	802,457	(111,944)	690,513	—		690,513
Advertising, marketing, selling and administrative expenses	659,010	(101,069)	557,941	2,609	(2)	560,550
Restructuring and other	34,645	(1,546)	33,099	—		33,099

Operating earnings	108,802	(9,329)	99,473	(2,609)		96,864
Interest income, net of interest expense	(4,160)	242	(3,918)	—		(3,918)

Earnings from continuing operations before provision for income taxes	112,962	(9,571)	103,391	(2,609)		100,782
Provision for income taxes	31,735	(2,604)	29,131	(913	)(3)	28,218

Earnings from continuing operations	$81,227	(6,967)	74,260	(1,696)		72,564

Basic earnings per share from continuing operations	$0.85	NA	0.77	NA		0.76

Diluted earnings per share from continuing operations	$0.83	NA	0.75	NA		0.74

Weighted average shares outstanding:
Basic	95,896	NA	95,896	NA		95,896

Diluted	98,358	NA	98,358	NA		98,358

Notes to Unaudited Condensed Pro Forma Consolidated Statement of Earnings for the Year Ended September 30, 2007

(1)	Represents the removal of historical Cederroth from the historical financial statements of the Company.

(2)	Represents a pro forma adjustment to add back corporate expenses which were allocated to Cederroth in the historical financial statements. These corporate expenses will not be automatically eliminated as a result of the transaction.

(3)	Represents the income tax effect of the preceding pro forma adjustment using an estimated average statutory rate of 35%.